SCHEDULE 14C
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934
Check the appropriate box:

[x] Preliminary Information Statement   [ ] Confidential, for use of the
[ ] Definitive Information Statement        Commission only

                              Veridium Corporation
                              --------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


1)   Title of each class of securities to which transaction applies:

  ..................................................................

2)   Aggregate number of securities to which transaction applies:

  ..................................................................

3) Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

  ..................................................................

4)   Proposed maximum aggregate value of transaction:

  ...................................................................

5)   Total fee paid:

  ...................................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

  ......................................

2)   Form, Schedule or Registration Statement No.:

  ......................................

3)   Filing Party:

  ......................................

4)   Date Filed:

  ......................................

                              VERIDIUM CORPORATION
                         535 West 34th Street, Suite 203
                               New York, NY 10001


                              INFORMATION STATEMENT
                              --------------------


         To the Holders of Our Voting Stock:


     The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting power of Veridium Corporation have given their written consent to a resolution adopted by the Board of Directors of Veridium to amend the certificate of incorporation of Veridium so as to increase the number of shares of authorized common stock from 250,000,000 shares to 500,000,000 shares. We anticipate that this Information Statement will be mailed on April 7, 2006 to shareholders of record. On or after April 28, 2006, the amendment to the Certificate of Incorporation will be filed with the Delaware Secretary of State and become effective.

     Delaware corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, Veridium will not hold a meeting of its shareholders to consider or vote upon the proposed amendment to Veridium's certificate of incorporation.



                       WE ARE NOT ASKING YOU FOR A PROXY.
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.



April 7, 2006                                        KEVIN KREISLER, President

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     We determined the shareholders of record for purposes of this shareholder action at the close of business on March 24, 2006 (the "Record Date"). The table below lists the authorized voting stock as of the Record Date, the number of shares of each class that were outstanding on the Record Date, and the voting power of each class.

   Security                  Authorized      Outstanding       Voting Power
   --------                  ----------      -----------       ------------
   Common Stock              250,000,000     192,035,217       192,035,217
   Series D Preferred Stock    1,000,000       1,000,000       448,082,173
                                                               -----------
                                                               640,117,390

     The following table sets forth information regarding the voting stock beneficially owned by any person who, to our knowledge, owned beneficially more than 5% of any class of voting stock as of March 24, 2006. Mr. Kreisler is the only officer and the only member of the Board of Directors of Veridium.

                                       Amount and Nature of Beneficial Ownership
Name and Address                                  Percentage       Series D      Percentage      Percentage of
of Beneficial Owner(1)             Common            of Class     Preferred       of Class       Voting Power
-------------------              ---------        -----------     ---------      -----------     ------------
Kevin Kreisler(2)                      --              0%         1,000,000          100%             70%
-----------------------------------

(1) The address of each shareholder is c/o Veridium Corporation, 535 West 34th Street, Suite 203, New York, NY 10001.

(2) All shares listed for Kevin Kreisler are owned of record by GreenShift Corporation, of which Mr. Kreisler is Chairman and majority shareholder.



                  AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                     TO INCREASE THE AUTHORIZED COMMON STOCK

     On March 24, 2006, Veridium's Board of Directors approved an amendment to Veridium's Certificate of Incorporation. On March 24, 2006, the holder of a majority of the voting power of the outstanding voting stock gave its written consent to the amendment. The amendment will be filed and become effective approximately twenty days after this Information Statement is mailed to the shareholders.

     The effect of the amendment will be to increase the number of authorized shares of common stock, $.001 par value, from 250,000,000 to 500,000,000.

     The Board of Directors and the majority shareholder have approved the increase in authorized common stock in order to provide Veridium with flexibility in pursuing its long-term business objectives. The primary specific reasons for the increase are:

     - Management expects that in the future it will pursue opportunities to obtain the capital Veridium needs in order to fully implement its business plan. A reserve of both common and preferred shares available for issuance from time-to-time will enable Veridium to entertain a broad variety of financing proposals.

     - There are outstanding debentures issued by Veridium that are convertible, at the instance of the debt-holders, into Veridium common stock. Conversion of those debentures would improve Veridium's balance sheet by reducing its debt to equity ratio, and increase its ability to obtain future financing. The additional authorized common stock is necessary to accommodate those conversions, should they occur.

     - Management may utilize the additional shares in connection with corporate acquisitions, joint venture arrangements, or for other corporate purposes, including the solicitation and compensation of key personnel. Veridium is not, at this time, engaged in negotiating or effecting any acquisitions or similar transactions.

     The amendment of the Certificate of Incorporation will increase the number of common shares available for issuance by the Board of Directors from 57,964,783 to 307,964,783. The Board of Directors will be authorized to issue the additional common shares without having to obtain the approval of Veridium's shareholders. Delaware law requires that the Board use its reasonable business judgment to assure that Veridium obtains "fair value" when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in Veridium. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the current market value of Veridium common stock.

     The amendment of the Certificate of Incorporation is not being done for the purpose of impeding any takeover attempt, and Management is not aware of any person who is acquiring or plans to acquire control of Veridium. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of Veridium. In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands, for example, could make Veridium unattractive to the party seeking control of Veridium. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.


                              No Dissenters Rights

     Under Delaware law, shareholders are not entitled to dissenters' rights with respect to the amendment of the Certificate of Incorporation to increase the authorized capital stock.

                                    * * * * *